UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2019 (the “Effective Date”), the Compensation and Management Development Committee of the Board of Directors (the “Board”) of Five Prime Therapeutics, Inc. (the “Company”) adopted the Five Prime Therapeutics, Inc. Executive Severance Benefit Plan and Summary Plan Description (the “Plan”). The purpose of the Plan is to provide employees of the Company in the role of Vice President or higher (each, a “Covered Employee”) with compensation and benefits in the event of a termination by the Company of the Covered Employee’s employment without Cause or a resignation from employment by the Covered Employee for Good Reason (as such terms are defined in the Plan) (collectively, an “Involuntary Termination”).

Under the Plan, for an Involuntary Termination that occurs any time except for within three months prior to or twelve months following a Change in Control (as defined in the Plan), the Covered Employee will be entitled to: (i) cash severance equal to the product of (x) the sum of the Covered Employee’s (A) annual base salary rate in effect on the date of the Involuntary Termination and (B) Target Bonus (as defined in the Plan), and (y) the relevant factor set forth in the table below; (ii) payment or reimbursement of COBRA premiums (if the Covered Employee elects COBRA coverage) through the earlier of the number of months after the Involuntary Termination set forth in the table below or the date the Covered Employee and his or her covered dependents, if any, become eligible for group health insurance through another employer; and (iii) acceleration of vesting of all unvested outstanding equity awards subject to time-based vesting provisions that would have vested within the number of months set forth in the table below following such Involuntary Termination. Outstanding equity awards subject to performance-based vesting will not accelerate under the Plan in the event of an Involuntary Termination that occurs any time except for within three months prior to or twelve months following a Change in Control. Notwithstanding the provisions set forth in the Plan to the contrary, with respect to any Covered Employees who were granted equity awards prior to the Effective Date that were, as of immediately prior to the Effective Date, subject to acceleration of vesting in connection with an Involuntary Termination pursuant to an agreement between such Covered Employee and the Company, such equity awards would accelerate pursuant to the terms of the applicable agreement rather than the Plan.

	Cash Severance Factor	COBRA Premium Reimbursement and Acceleration of Vesting of Equity Awards
Chief Executive Officer	1.00	12 months
President (if not the Chief Executive Officer), Senior Vice President, Executive Vice President or a Chief officer (other than the Chief Executive Officer)	0.75	9 months
Vice President	0.50	6 months

In addition, if the Involuntary Termination occurs within three months prior to or twelve months following a Change in Control, then, in lieu of the benefits described above, the Covered Employee will be entitled to: (i) cash severance equal to the product of (x) the sum of the Covered Employee’s (A) annual base salary rate in effect on the date of the Involuntary Termination and (B) Target Bonus, and (y) the relevant factor set forth in the table below; (ii) payment or reimbursement of COBRA premiums (if the Covered Employee elects COBRA coverage) through the earlier of the number of months after the Involuntary Termination set forth in the table below or the date the Covered Employee and his or her covered dependents, if any, become eligible for group health insurance through another employer; and (iii) 100% acceleration of vesting of all unvested outstanding equity awards subject to time-based vesting provisions. Outstanding equity awards subject to performance-based vesting will accelerate based on target performance.

	Cash Severance Factor	COBRA Premium Reimbursement
Chief Executive Officer	2.00	24 months
President (if not the Chief Executive Officer), Senior Vice President, Executive Vice President or a Chief officer (other than the Chief Executive Officer)	1.50	18 months
Vice President	1.00	12 months

In each case, receipt of any compensation or benefits under the Plan is subject to the Covered Employee’s execution of a general release of claims in favor of the Company and the Covered Employee’s continued material compliance with the confidentiality agreement and any other agreement between the Covered Employee and the Company.

In addition, the Plan provides that in the event any payment or other benefit (a “Payment”) provided for or otherwise payable to a Covered Employee constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay the Covered Employee (i) the largest portion of the Payment that would result in no portion of the Payment being subject to such excise tax or (y) the largest portion, up to and including the total, of the Payment, after taking into account all applicable taxes, including such excise tax (all computed at the highest applicable marginal rate), that results in the Covered Employee’s receipt, on an after-tax basis, of the greatest economic benefit.

Notwithstanding anything to the contrary in the Plan, no severance payments or benefits will become payable to a Covered Employee until such Covered Employee has a “separation of services” within the meaning of Section 409A of the Code (“Section 409A”). If a Covered Employee is subject to Section 409A and is a “specified employee” within the meaning of Section 409A at the time of the Involuntary Termination, then any separation benefits due to the Covered Employee under the Plan will become payable in a lump sum payment on the date six months and a day following the date of such Involuntary Termination.

The foregoing description of the terms of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 20, 2019, the Board adopted the Company’s amended and restated Code of Business Conduct and Ethics (the “Code of Conduct”). The revisions to the Code of Conduct include, among other things, expanding the scope of the Code of Conduct to include the Company’s agents, prohibiting political contributions of the Company’s assets both within and outside the United States and including new provisions covering harassment and discrimination in the workplace, antitrust and unfair competition, ethical research and development and environmental compliance and responsibility. In addition, the revised Code of Conduct includes updated information regarding the Company’s ethics hotline and clarifies and streamlines the language of the Code of Conduct to enhance readability.

The foregoing description of the Code of Conduct is subject to, and qualified in its entirety by, the full text of the Code of Conduct, which is incorporated herein by reference and is available on the Company’s investor relations website at http://investor.fiveprime.com/corporate-governance. The contents on the Company’s website are not otherwise incorporated by reference in, or a part of, this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: November 25, 2019